Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 20, 2018, Cigna Corporation (the “Company” or “Cigna”) closed the previously announced merger pursuant to which Cigna Holding Company (formerly Cigna Corporation) (“Old Cigna") and Express Scripts Holding Company (“Express Scripts”) became direct wholly owned subsidiaries of Cigna (the “Merger”).

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2018 and the year ended December 31, 2017 combine the consolidated statements of income of Old Cigna and Express Scripts for such periods, giving effect to the Merger as if it had occurred on January 1, 2017, the first day of the fiscal year ended December 31, 2017.  The unaudited pro forma condensed combined balance sheet as of September 30, 2018, combines the consolidated balance sheets of Old Cigna and Express Scripts as of such date, giving effect to the Merger as if it had occurred on September 30, 2018.  The consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the Company’s results.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.  In addition, the unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•
separate audited historical consolidated financial statements of Old Cigna as of, and for the year ended, December 31, 2017, and the related notes included in Old Cigna’s Annual Report on Form 10-K for the year ended December 31, 2017;

•
separate audited historical consolidated financial statements of Express Scripts as of, and for the year ended, December 31, 2017, and the related notes included in Express Scripts’ Annual Report on Form 10-K for the year ended December 31, 2017;

•
separate unaudited historical consolidated financial statements of Old Cigna as of, and for the nine months ended, September 30, 2018, and the related notes included in Old Cigna’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018; and

•
separate unaudited historical consolidated financial statements of Express Scripts as of, and for the nine months ended, September 30, 2018, and the related notes included in Express Scripts’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP.  Old Cigna has been treated as the acquirer in the Merger for accounting purposes.  Accordingly, consideration paid by Cigna to complete the Merger has been allocated to identifiable assets and liabilities of Express Scripts based on estimated fair values as of the closing date of the Merger.  Management made an allocation of the consideration transferred to the assets acquired and liabilities assumed based on management’s valuation of the fair value of tangible and intangible assets acquired and liabilities assumed.  Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial statements in this Current Report on Form 8-K/A.  The Company intends to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year from December 20, 2018.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only.  The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Old Cigna and Express Scripts would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Merger.  The unaudited pro forma condensed combined financial information does not reflect any projected cost savings, or restructuring or integration-related costs to achieve potential cost savings.  Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended September 30, 2018

		Note 4	Note 7
(In millions, except per share amounts)	Old Cigna	Express Scripts	Pro Forma Acquisition Adjustments	Ref	Pro Forma Financing Adjustments	Ref	Pro Forma Combined
For the nine months ended September 30, 2018
Revenues
Premiums	$27,005	$772	$-		$-		$27,777
Pharmacy revenues	2,222	74,691	166	A	-		77,079
Fees and other revenues	4,087	1,304	-		-		5,391
Net investment income	1,036	34	-		(13)	E	1,057
Net realized investment (losses)	(36)	-	-		-		(36)
TOTAL REVENUES	34,314	76,801	166		(13)		111,268
Benefits and expenses
Global Health Care medical costs	16,098	862	-		-		16,960
Other benefit expenses	4,322	-	-		-		4,322
Pharmacy costs	1,776	69,456	-		-		71,232
Other operating expenses	8,672	2,105	(609)	B	706	F	10,874
Amortization of other acquired intangible assets	99	1,045	425	C	-		1,569
TOTAL BENEFITS AND EXPENSES	30,967	73,468	(184)		706		104,957
Income before income taxes	3,347	3,333	350		(719)		6,311
TOTAL INCOME TAXES	854	761	(39)	D	(151)	G	1,425
SHAREHOLDERS' NET INCOME	$2,493	$2,572	$389		$(568)		$4,886
Shareholders' net income per share
Basic	$10.28						$12.86
Diluted	$10.14						$12.68
Weighted average shares outstanding (Note 9)
Basic	242.4						379.8
Diluted	245.7						385.2

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments shown above are explained in Note 7.  Old Cigna amounts reflect a reclassification of income (loss) from noncontrolling interests to other operating expenses due to immateriality.  Express Scripts amounts reflect reclassifications described in Note 4.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2017

		Note 4	Note 7
(In millions, except per share amounts)	Old Cigna	Express Scripts	Pro Forma Acquisition Adjustments	Ref	Pro Forma Financing Adjustments	Ref	Pro Forma Combined
For the year ended December 31, 2017
Revenues
Premiums	$32,491	$907	$-		$-		$33,398
Pharmacy revenues	2,979	98,314	222	A	-		101,515
Fees and other revenues	5,110	1,997	-		-		7,107
Net investment income	1,226	42	-		-	E	1,268
Net realized investment gains	237	-	-		-		237
TOTAL REVENUES	42,043	101,260	222		-		143,525
Benefits and expenses
Global Health Care medical costs	19,824	885	-		-		20,709
Other benefit expenses	5,439	-	-		-		5,439
Pharmacy costs	2,456	91,539	-		-		93,995
Other operating expenses	10,598	2,682	(293)	B	983	F	13,970
Amortization of other acquired intangible assets	115	1,240	1,628	C	-		2,983
TOTAL BENEFITS AND EXPENSES	38,432	96,346	1,335		983		137,096
Income before income taxes	3,611	4,914	(1,113)		(983)		6,429
TOTAL INCOME TAXES	1,374	397	(390)	D	(344)	G	1,037
SHAREHOLDERS' NET INCOME	$2,237	$4,517	$(723)		$(639)		$5,392
Shareholders' net income per share
Basic	$8.92						$13.89
Diluted	$8.77						$13.67
Weighted average shares outstanding (Note 9)
Basic	250.9						388.3
Diluted	255.1						394.3

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments shown above are explained in Note 7.  Old Cigna amounts reflect a reclassification of income (loss) from noncontrolling interests to other operating expenses due to immateriality.  Express Scripts amounts reflect reclassifications described in Note 4.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2018

	Note 4		Note 8
	Old Cigna	Express Scripts	Pro Forma Acquisition Adjustments	Ref	Pro Forma Financing Adjustments	Ref	Pro Forma Combined
(In millions, except per share amounts)
As of September 30, 2018
Assets
Investments
Fixed maturities, at fair value	$23,268	$-	$-		$-		$23,268
Equity securities	579	-	-		-		579
Commercial mortgage loans	1,867	-	-		-		1,867
Policy loans	1,421	-	-		-		1,421
Other long-term investments	1,739	-	-		-		1,739
Short-term investments	102	-	-		-		102
Total investments	$28,976	$-	$-		$-		$28,976
Cash and cash equivalents	24,032	3,706	(27,579)	H	2,351	U	2,510
Premiums, accounts and notes receivable, net	3,609	7,824	-		-		11,433
Reinsurance recoverables	5,780	-	-		-		5,780
Deferred policy acquisition costs	2,217	-	-		-		2,217
Property and equipment	1,559	1,319	1,615	I	-		4,493
Goodwill	6,129	31,111	5,368	J	-		42,608
Other intangibles	379	8,425	30,300	K	-		39,104
Other assets	1,981	3,057	(7)	L	-		5,031
Separate account assets	8,162	-	-		-		8,162
TOTAL ASSETS	$82,824	$55,442	$9,697		$2,351		$150,314
Liabilities
Total insurance and contractholder liabilities	$26,618	$-	$-		$-		$26,618
Accounts payable, accrued expenses and other liabilities	7,571	17,533	991	M	-		26,095
Deferred tax liabilities, net	(132)	2,348	4,862	N	-		7,078
Short-term debt	9	2,021	-		-		2,030
Long-term debt	25,041	12,974	(33)	O	2,351	V	40,333
Separate account liabilities	8,162	-	-		-		8,162
TOTAL LIABILITIES	$67,269	$34,876	$5,820		$2,351		$110,316
Shareholders’ equity
Common stock	$74	$9	$(79)	P	$-		$4
Additional paid-in capital	2,985	23,827	923	Q	-		27,735
Accumulated other comprehensive loss	(1,857)	(7)	7	R	-		(1,857)
Retained earnings	18,474	18,891	(23,249)	S	-		14,116
Less: treasury stock, at cost	(4,121)	(22,154)	26,275	T	-		-
TOTAL SHAREHOLDERS' EQUITY	$15,555	$20,566	$3,877		$-		$39,998
Total liabilities and equity	$82,824	$55,442	$9,697		$2,351		$150,314

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments shown above are explained in Note 8.  Old Cigna and Express Scripts amounts reflect reclassifications described in Note 4.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On December 20, 2018, Cigna Corporation (the “Company” or “Cigna”) closed the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of March 8, 2018, as amended by Amendment No. 1, dated as of June 27, 2018 (the “Merger Agreement”), by and among Cigna Holding Company (formerly Cigna Corporation), a Delaware corporation (“Old Cigna”), Express Scripts Holding Company, a Delaware corporation (“Express Scripts”), the Company (formerly Halfmoon Parent, Inc.), a Delaware corporation and a direct wholly owned subsidiary of Old Cigna prior to the Merger, Halfmoon I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cigna prior to the Merger (“Merger Sub 1”), and Halfmoon II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cigna prior to the Merger (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”).

At the effective time of the Merger on December 20, 2018 (the “Effective Time”), in accordance with the Merger Agreement, (a) Merger Sub 1 merged with and into Old Cigna (the “Cigna Merger”), with Old Cigna surviving the Cigna Merger as a direct wholly owned subsidiary of Cigna, and (b) Merger Sub 2 merged with and into Express Scripts (the “Express Scripts Merger” and, together with the Cigna Merger, the “Merger”), with Express Scripts surviving the Express Scripts Merger as a direct wholly owned subsidiary of Cigna.  As a result of the Merger, Old Cigna and Express Scripts became direct wholly owned subsidiaries of Cigna.
As provided in the Merger Agreement, at the Effective Time, each share of Express Scripts common stock issued and outstanding immediately prior to the Effective Time (other than shares of Express Scripts common stock (a) held by Express Scripts as treasury shares, (b) owned by Old Cigna or by direct or indirect wholly owned subsidiaries of Express Scripts or Old Cigna (including Cigna and the Merger Subs)) was converted automatically into (1) 0.2434 of a share of Cigna common stock (the “Stock Consideration”) and (2) the right to receive $48.75 in cash, without interest, subject to applicable withholding taxes (the “Cash Consideration” and together with the Stock Consideration, the “Express Scripts Merger Consideration”).  No fractional shares of Cigna common stock were issued in the Merger, and Express Scripts stockholders received cash in lieu of any fractional shares of Cigna common stock.
Additionally, at the Effective Time, each Express Scripts stock option, Express Scripts restricted stock unit (“RSU”) award (other than any such award held by a non-employee director) and Express Scripts deferred unit that was outstanding immediately prior to the Effective Time was converted into an equivalent Cigna award.  Each Express Scripts performance share unit award with a performance period commencing prior to 2018 that was outstanding immediately prior to the Effective Time generally vested at the level of performance determined by the compensation committee of the Express Scripts Board of Directors and each 2018 Express Scripts performance share unit award vested at the maximum level of performance and, in each case, were cancelled in exchange for the right to receive the Express Scripts Merger Consideration with respect to each underlying share of Express Scripts common stock.  Each Express Scripts RSU award held by a non-employee director was cancelled in exchange for a cash payment in an amount equal to the Express Scripts Merger Consideration with respect to each underlying share of Express Scripts common stock.
At the Effective Time, each share of Old Cigna common stock issued and outstanding immediately prior to the Effective Time (other than the excluded Old Cigna shares) was converted automatically into one fully paid and nonassessable share of Cigna common stock.

Additionally, at the Effective Time, each Old Cigna stock option, Old Cigna restricted stock award, Old Cigna RSU award, Old Cigna strategic performance share award and Old Cigna deferred unit outstanding immediately prior to the Effective Time was converted into an equivalent Cigna award.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Old Cigna and Express Scripts for the year ended December 31, 2017 and as of and for the nine months ended September 30, 2018.  Historical results will reflect non-recurring items and, for the nine months ended September 30, 2018, business seasonality.  The acquisition method of accounting is based on ASC 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.
ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.  ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures.  Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  This is an exit price concept for the valuation of the asset or liability.  In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability.  Fair value measurements for an asset assume the highest and best use by these market participants.  As a result of these standards, Cigna may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Cigna’s intended use of those assets.  Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed were recorded upon completion of the Merger, primarily at their respective fair values and added to those of Old Cigna.  Financial statements and reported results of operations of Cigna issued after completion of the Merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Express Scripts.
Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred.  Acquisition-related transaction costs incurred by Cigna include fees related to a bridge financing commitment and agreement, legal and advisory fees.  Total acquisition-related transaction costs incurred by Cigna and Express Scripts in 2018 are $700 million and $600 million, respectively.  During the nine months ended September 30, 2018, Old Cigna incurred $260 million before-tax and Express Scripts incurred $47 million before-tax of acquisition-related transaction costs, which have been excluded from the pro forma combined income statement for the nine months ended September 30, 2018.  During the year ended December 31, 2017, Old Cigna and Express Scripts did not incur any material acquisition-related transaction costs.
The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is required to include adjustments which give effect to events that are directly attributable to the Merger regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring.  Therefore, acquisition-related transaction costs incurred by Cigna and Express Scripts subsequent to September 30, 2018 of $433 million and $558 million, respectively, are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of September 30, 2018, and are presented as an increase to accrued expenses and other current liabilities and an after-tax decrease to retained earnings.

3.	Accounting Policies
The Company completed a review of the accounting policies of Express Scripts to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classification.  The pro forma statement of income includes adjustments conforming Express Scripts’ accounting policies to Cigna's accounting policies for pharmacy services provided to Medicare Part D beneficiaries that resulted in an increase to both pharmacy revenues and pharmacy and other service costs of approximately $0.8 billion for the nine months ended September 30, 2018 and $1.2 billion for the year ended December 31, 2017.  The Company is not aware of any material differences between the accounting policies of the Company and Express Scripts that would continue to exist subsequent to the application of purchase accounting.

4.	Reclassification Adjustments

Income Statement Reclassifications:  The following tables summarize certain reclassifications made to the Express Scripts historical income statements to conform to the pro forma income statement presentation:

	Reclassification Adjustments
	for the nine months ended September 30, 2018
(In millions)	Express Scripts Historical Presentation	Express Scripts Historical in Pro Forma Presentation
Express Scripts Revenues (as reported)	$75,974
Premiums		$772
Pharmacy revenues		74,691
Fees and other revenues		1,304
Total	$75,974	$76,767	(1)

Express Scripts Cost of Revenues (as reported)	$69,539
Pharmacy Costs		$69,456
Global Health Care medical costs		862
Total	$69,539	$70,318	(1), (2)

Express Scripts Other Operating Expense
Selling, general and administrative (as reported)	$2,673
Interest expense and other (as reported)	456
Net income attributable to non-controlling interest (as reported)	7
Other operating expense		$2,105
Amortization of other acquired intangible assets		1,045
Total	$3,136	$3,150	(2)

	Reclassification Adjustments
	for the year ended December 31, 2017
(In millions)	Express Scripts Historical Presentation	Express Scripts Historical in Pro Forma Presentation
Express Scripts Revenues (as reported)	$100,065
Premiums		$907
Pharmacy revenues		98,314
Fees and other revenues		1,997
Total	$100,065	$101,218	(1)

Express Scripts Cost of Revenues (as reported)	$91,303
Pharmacy Costs		$91,539
Global Health Care medical costs		885
Total	$91,303	$92,424	(1), (2)

Express Scripts Other Operating Expense
Selling, general and administrative (as reported)	$3,268
Interest expense and other (as reported)	608
Net income attributable to non-controlling interest (as reported)	14
Other operating expense		$2,682
Amortization of other acquired intangible assets		1,240
Total	$3,890	$3,922	(2)

(1)
The increases in revenues of $793 million for the nine months ended September 30, 2018 and $1,153 for the year ended December 31, 2017 represent a reclassification of amounts associated with pharmacy services provided to Medicare Part D beneficiaries from cost of revenues to revenues.

(2)
The decreases in cost of revenues of $14 million for the nine months ended September 30, 2018 and $32 million for the year ended December 31, 2017 represent the reclassification of medical benefit management services expenses and Medicare Part D administrative expenses from cost of revenues to operating expenses.

Balance Sheet Reclassifications: The following table summarizes certain reclassifications made to the Old Cigna historical balance sheet to conform to the pro forma balance sheet presentation:

	Reclassification Adjustments
	As of September 30, 2018
(In millions)	Old Cigna Historical Presentation	Old Cigna Pro Forma Presentation
Old Cigna Deferred Policy Acquisition Costs (as reported)	$2,350
Old Cigna Other Assets, Including Other Intangibles (as reported)	2,227
Other intangibles		$379
Deferred policy acquisition costs		2,217
Other assets		1,981
Total	$4,577	$4,577
`
Old Cigna Deferred Taxes
Deferred tax assets, net (as reported)	$132
Deferred tax liabilities, net		$(132)
Total	$132	$(132)

Old Cigna Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (as reported)	$30
Accounts payable, accrued expenses and other liabilities (as reported)	7,541
Accounts payable, accrued expenses and other liabilities		$7,571
Total	$7,571	$7,571

The following table summarizes certain reclassifications made to the Express Scripts historical balance sheet to conform to the pro forma balance sheet presentation:

	Reclassification Adjustments
	As of September 30, 2018
(In millions)	Express Scripts Historical Presentation	Express Scripts Historical in Pro Forma Presentation
Express Scripts Other Assets, Prepaid Expenses and Other Current Assets and Inventories
Inventories (as reported)	$2,169
Prepaid expenses and other current assets (as reported)	653
Other assets (as reported)	235
Other assets		$3,057
Total	$3,057	$3,057

Express Scripts Property and Equipment
Property and equipment, net (as reported)	$491
Computer software, net (as reported)	828
Property and equipment		$1,319
Total	$1,319	$1,319

Express Scripts Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable (as reported)	$4,413
Accrued expenses (as reported)	2,067
Other liabilities (as reported)	856
Non-controlling interest (as reported)	7
Claims and rebates payable (as reported)	10,190
Accounts payable, accrued expenses and other liabilities		$17,533
Total	$17,533	$17,533

5.	Merger Consideration

The components of the consideration transferred to effect the acquisition of Express Scripts are:

(Millions, except per common stock data)
Total consideration
Cash consideration (as detailed below)	$27,579
Common stock consideration (as detailed below)	24,745
Fair value of other stock-based awards - portion assigned to service period prior to the Merger	479
Noncontrolling interest	7
Total merger consideration	$52,810

Cash consideration
Express Scripts common stock outstanding	564.3
Multiplied by merger agreement cash consideration per share paid to Express Scripts stockholders	$48.75
Cash consideration paid to Express Scripts stockholders	$27,510
Cash paid in lieu of fractional shares	4
Cash consideration paid to holders of Express Scripts performance share units and other equity holders	65
Total cash consideration	$27,579

Stock consideration
Express Scripts common stock outstanding	564.3
Multiplied by merger agreement per share exchange ratio	0.2434
Stock issued to Express Scripts stockholders	137.3
Stock issued to holders of Express Scripts performance share units	0.3
Total stock issued to Express Scripts stockholders	137.6
Multiplied by per share price of Cigna common stock on December 20, 2018	$179.80
Total stock consideration	$24,745

6.	Purchase Price Allocation

The Company completed the acquisition of Express Scripts for total merger consideration of approximately $52.8 billion.  The acquisition of Express Scripts has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of the merger closing date.  Goodwill is measured as the excess of consideration transferred over the fair values of the assets acquired and liabilities assumed.

As of completion of the Merger, identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use.  For purposes of these unaudited pro forma condensed combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets, but it is not assumed that any market participant synergies will be achieved.

The following summarizes the estimate of the assets acquired and the liabilities assumed by Cigna giving effect to the Merger as if it had occurred on September 30, 2018, and includes a reconciliation to the total consideration transferred:

(In millions)	As of September 30, 2018
Cash and cash equivalents	$1,560
Receivables	7,824
Property and equipment	491
Goodwill	36,479
Other identifiable intangible assets	41,168
Other assets acquired	3,049
Long-term debt, including current portion	12,816
Deferred income tax liabilities	7,420
Other liabilities assumed	17,525
Total	$52,810

Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset.  The fair value of Express Scripts’ identifiable intangible assets and their useful lives have been preliminarily estimated as follows:

(Dollars in millions)	Estimated Fair Value	Estimated Useful Life (Years)	Amortization method

Customer relationships	$30,210	14 - 29	Cash flow trended
Internal-use software	2,443	3 - 7	Straight Line
Trade name - Express Scripts	8,400	N/A	Indefinite
Trade name - other	115	10	Straight Line
Total identifiable intangible assets with finite lives	$41,168

As of completion of the Merger, Cigna has established net deferred tax liabilities as part of the accounting for the Merger.  The pro forma adjustment to record the effect of deferred taxes was computed using the statutory rate of 21% as follows:

(In millions)	Deferred Tax Adjustments
Fair value adjustments of assets to be acquired and liabilities to be assumed
Fair value of identified intangible assets acquired	$38,725
Fair value of internally developed software acquired	2,443
Fair value of debt assumed	(33)
Total fair value adjustment	41,135
Fair value of stock-based compensation included in merger consideration
Total fair value adjustment	479
Total fair value adjustment of assets and liabilities and stock based compensation	41,614
Applicable tax rate	21%
Net deferred tax liabilities	$8,739

7.	Unaudited Pro Forma Condensed Combined Statement of Income Adjustments

		Ref	Increase (decrease) for the period ended September 30, 2018	Increase (decrease) for the year ended Dec. 31, 2017
Acquisition adjustments	(In millions)
Revenues
	Pharmacy revenues
	To eliminate Express Scripts' amortization expense recorded as offset to revenues	A	$166	$222
Expenses
	Other operating expenses
	To record stock compensation expense associated with the conversion of Express Scripts’ stock based awards to Cigna stock based awards		$(55)	$(11)
	To eliminate Express Scripts' historical capitalized software amortization expense		(186)	(205)
	To eliminate historical amortization of debt issuance costs and net debt discounts and premiums of assumed Express Scripts debt		(14)	(15)
	To eliminate historical transaction costs incurred by Old Cigna and Express Scripts in 2018		(307)	-
	To eliminate historical interest expense on Express Scripts term loan		(47)	(62)
	Total adjustments to other operating expenses	B	$(609)	$(293)
	Amortization of other acquired intangible assets
	To eliminate Express Scripts' other intangible asset amortization expense		$(1,045)	$(1,240)
	To record estimated transaction-related other acquired intangible assets amortization		1,470	2,868
	Total adjustments to other amortization of other acquired intangible assets	C	$425	$1,628
	Total income taxes
	To reflect the income tax impact of acquisition adjustments at 21% in 2018 and 35% in 2017	D	$(39)	$(390)

		Ref	Increase (decrease) for the period ended September 30, 2018	Increase (decrease) for the year ended Dec. 31, 2017
Financing adjustments	(In millions)
	Net investment income
	To eliminate net investment income earned in 2018 on proceeds from the issuance of debt prior to the completion of the Merger	E	(13)
	Expenses
	Other operating expenses
	To record estimated interest expense on newly issued debt*		$695	$968
	To record amortization of debt issuance costs on newly issued debt		11	15
	Total adjustments to other operating expenses	F	$706	$983
	Total income taxes
	To reflect the income tax impact of financing adjustments at 21% in 2018 and 35% in 2017	G	$(151)	$(344)

* Additional interest expense associated with the $20.0 billion of long-term fixed rate or floating rate debt issued in the third quarter of 2018, and a $3.0 billion term loan and $1.5 billion of commercial paper issued in the fourth quarter of 2018 to partially fund the Merger.

Items not adjusted in the unaudited pro forma condensed combined statement of income

There were no material intercompany balances between Express Scripts and Old Cigna for the nine months ended September 30, 2018 or the year ended December 31, 2017 in the above pro forma income statements.

8.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
		Ref	Increase (decrease) at September 30, 2018
Acquisition adjustments	(In millions)
	Assets
	Cash and cash equivalents
	To record the cash portion of the merger consideration	H	$(27,579)
	Property and equipment
	To eliminate Express Scripts historical capitalized software		$(828)
	To record estimated fair value of acquired internal-use software		2,443
		I	$1,615
	Goodwill
	To eliminate Express Scripts historical goodwill		$(31,111)
	To record estimated transaction goodwill		36,479
	Total adjustments to goodwill	J	$5,368
	Other intangibles
	To eliminate Express Scripts historical intangible assets		(8,425)
	To record estimated fair value of intangible assets acquired		38,725
	Total adjustments to other intangibles	K	$30,300
	Other assets
	To eliminate historical unamortized debt issuance costs of revolving line of credit	L	$(7)
	Liabilities
	Accounts payable, accrued expenses and other liabilities
	To accrue estimated transaction costs for Old Cigna		$433
	To accrue estimated transaction costs for Express Scripts		558
	Total adjustments to accounts payable, accrued expenses and other liabilities	M	$991
	Deferred tax liabilities, net
	Total adjustments to deferred tax liabilities, net	N	$4,862
	Long-term debt
	To adjust the fair value of assumed Express Scripts debt	O	$(33)

	Shareholders' equity
	Common Stock
	Total adjustments to common stock from elimination of Express Scripts historical common stock, elimination of Old Cigna historical treasury stock and issuance of Cigna common stock	P	$(79)
	Additional paid-in capital
	Total adjustments to additional paid-in capital from elimination of Express Scripts historical paid-in capital, elimination of Old Cigna historical treasury stock, issuance of Cigna common stock and issuance of replacement common stock-based awards	Q	$923
	Accumulated other comprehensive loss
	To eliminate Express Scripts accumulated other comprehensive loss	R	$7
	Retained Earnings
	To eliminate Express Scripts historical retained earnings		$(18,891)
	To record elimination of old Cigna historical treasury stock canceled upon closing of the Merger		(3,577)
	To record estimated transaction costs incurred, net of tax		(781)
	Total adjustments to retained earnings	S	$(23,249)
	Treasury Stock
	To eliminate Express Scripts historical treasury stock		$22,154
	To eliminate Old Cigna historical treasury stock canceled upon closing of Merger		4,121
	Total adjustments to treasury stock from elimination of Express Scripts historical balance and elimination of Old Cigna historical treasury stock canceled upon closing of the Merger	T	$26,275

		Ref	Increase (decrease) at September 30, 2018
Financing adjustments	(In millions)
	Assets
	Cash and cash equivalents
	To establish incremental Cigna debt to effect the Merger		$4,497
	To pay off outstanding Express Scripts' term loan		(2,146)
	Total adjustments to cash and cash equivalents	U	$2,351
	Liabilities
	Long-term debt
	To establish incremental Cigna debt to effect the mergers		$4,497
	To pay off outstanding Express Scripts' term loan		(2,146)
	Total adjustments to long-term debt	V	$2,351

Items not adjusted in the unaudited pro forma condensed combined balance sheet
There were no material intercompany balances between Express Scripts and Old Cigna as of September 30, 2018 to be eliminated in the above pro forma balance sheet.

9.	Combined Weighted-Average Basic and Diluted Shares

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the combined weighted-average basic and diluted shares of the Company as if the Merger closed on January 1, 2017.

The table below contains details of the amounts included in the denominator for basic and diluted earnings per share calculations.

(In millions)	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Old Cigna's weighted-average shares to compute basic EPS*	242.4	250.9
Express Scripts' converted outstanding shares and performance units**	137.4	137.4
Pro forma weighted-average basic shares outstanding	379.8	388.3
Dilutive effect of Old Cigna's outstanding stock-based awards*	3.3	4.2
Dilutive effect of Express Scripts' converted stock-based awards**	2.1	1.8
Pro forma weighted average diluted shares	385.2	394.3

* As reported in Old Cigna's Form 10-Q for the nine months ended September 30, 2018 and Annual Report on Form 10-K for the year ended December 31, 2017.
** Assumes the Merger closed on January 1, 2017.